Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2, of our report dated October 23, 2020, relating to the balance sheet of Spring Valley Acquisition Corp. as of August 21, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from August 20, 2020 (inception) through August 21, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 23, 2020